UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 30, 2023
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C4 THERAPEUTICS, INC.
(Exact name of Registrant as Specified in Its Charter)
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Delaware	001-39567	47-5617627
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

490 Arsenal Way, Suite 120 Watertown, MA		02472
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s Telephone Number, Including Area Code: (617) 231-0700
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	CCCC	The Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors: Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On January 30, 2023, Adam S. Crystal, M.D., Ph.D., informed us of his intent to resign from his position as the Chief Medical Officer of C4 Therapeutics, Inc. (the “Company” or “us”), effective as of February 24, 2023, to pursue an opportunity as a head of research and development. After February 24, 2023, Dr. Crystal will cease to be employed by the Company and cease to serve in the role of Chief Medical Officer.
In order to provide for the orderly transition of his responsibilities, Dr. Crystal has agreed to provide transitional services after his departure on an as needed basis until September 1, 2023 under the terms of a consulting agreement.
Item 7.01 Regulation FD Disclosure
In connection with Dr. Crystal’s upcoming departure, the Company has engaged Hagop Youssoufian, M.D. as a clinical development consultant and, upon Dr. Crystal’s departure, as the Company’s interim Chief Medical Officer. In this role, Dr. Youssoufian will provide advisory and other services to support the Company’s operations while the Company completes an ongoing search for a permanent Chief Medical Officer.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

C4 Therapeutics, Inc.

Date: February 2, 2023	By:	/s/ Jolie M. Siegel
Jolie M. Siegel
Chief Legal Officer